KIWIBOX.COM, INC.

CLASS AA SENIOR SECURED CONVERTIBLE REVOLVING PROMISSORY NOTE

THIS CLASS AA REVOLVING PROMISSORY NOTE (the “NOTE”) OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.

AMOUNT: US$	DATE: August 1, 2012

FOR VALUE RECEIVED, KIWIBOX.COM, INC., a Delaware corporation (the "Company"), hereby promises to pay to , or registered assigns (the "Holder") upon first written demand the principal sum of __________________________) or so much thereof as may be from time to time owed by the Company to the Holder, to be computed on the outstanding principal balance at the rate of ten (10%) percent per annum, due and payable on Demand (the “Maturity Date”), in such coin or currency of the United States of America. The Company hereby authorizes the Holder to endorse on Exhibit A annexed hereto and made a part hereof, all advances made to the Company under this Note and which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all advances made under this Class AA Senior Revolving Promissory Note (the “Note” or the “Convertible Note”), provided, however, that the failure to make such endorsement notation with respect to any advances or payments shall not otherwise affect the obligations of the Company under this Note. The indebtedness reflected in this Note includes the loan advances in the amounts and on the dates specified on Exhibit A and replaces that certain Class A Senior Convertible Revolving Promissory Note, dated September 30, 2010, in the original principal amount of $2,000,000. This Note is one of four in the series of Class AA Senior Secured Convertible Revolving Promissory Notes issued by the Company and covering up to an aggregate $13,000,000 of debt principal. Collateral/Security: simultaneous to the issue of this Note, the Company has signed and delivered an Equity and Stock Pledge Agreement, securing, on a pari passu basis, the repayment of the indebtedness under this Note and under the other three (3) newly issued Class AA Senior Secured Convertible Revolving Promissory Notes, with a pledge of all of the limited partnership interests of the Pledgor’s wholly-owned German subsidiary, KWICK! Community GmbH & Co. KG, a private German limited partnership (“KG”), and all of its shares of the sole general partner of KG, KWICK! Community Beteiligungs GmbH, which document is incorporated in its entirety by reference into this Note. The Holder of this Note has represented to the Company, and the Holder’s acceptance of this Note further confirms, that the Holder it is acquiring this Note for its own investment and not with a view or present intention to transfer or sell any part of or the whole of this Note, and; that it is an accredited investor as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

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Article 1. Interest

(a) Interest. The Company shall pay interest on the unpaid principal amount and accrued but unpaid interest of this Class A Senior Promissory Note (the "Note") in quarterly payments of accrued interest, payable on the first day of each quarter, at the rate of Ten (10%) Percent per annum, payable in arrears, in cash, until the principal amount hereof is paid in full. Interest shall accrue and compound from the date of each advance, on the full amount of such advance. Notwithstanding the foregoing, the Company shall have the right to defer payment of interest until the Maturity Date, provided that the Company shall not defer any interest payments to the extent of positive Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"). Therefore, at the election of the Company, interest may be paid out of, and only to the extent of, EBITDA, until the Maturity Date, at which time all principal and accrued but unpaid interest shall be due and payable.

Article 2. Method of Payment

Interest has to be paid by the Company on due date to the account designated by the Holder of this Note.

The Company shall have the right at any time to prepay the Note in whole or in part, upon not less than fifteen (15) business days prior written notice to the Holders (a "Prepayment Notice").

Article 3. Conversion

Section 3.1. Conversion Right

The Holder of this Convertible Note shall have the right, at its option, to convert this Convertible Note into shares of Common Stock at any time following the date hereof. The number of shares of Common Stock issuable upon the conversion of this Convertible Note is determined pursuant to Section 3.2 and rounding the result to the nearest whole share. The Holder of this Convertible Note may convert any portion of this Convertible Note only to the extent the issuance of the shares upon such conversion would cause the Holder to beneficially own not more than 9.99% of the issued and outstanding common stock of the Company upon the date of such conversion. The Company will accept and rely upon the Holder’s written representation that the issuance will not cause the holder to beneficially own more than 9.99% of the issued and outstanding common stock of the Company.

Section 3.2. Conversion Procedure.

(a) Convertible Note. Subject to Section 3.1, upon the Company’s receipt of a facsimile or original of Holder’s duly completed and signed Notice of Conversion (a copy of which is attached hereto as Exhibit B), the Company shall transfer to the Holder that number of shares of Common Stock into which the Convertible Note are convertible in accordance with the provisions regarding conversion.

(b) Conversion Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Convertible Note (or a copy thereof if the Holder certifies that the original has been lost or destroyed or if less than the total remaining balance of the Convertible Note is being converted) to be converted together with a facsimile or original of the signed Notice of Conversion. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or original of the signed Notice of Conversion. The Company shall deliver to the Holder, or per the Holder's instructions, the shares of Common Stock within seven (7) business days of receipt of the Convertible Note to be converted.

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(c) Common Stock to be Issued. Subject to the time limitations set forth in Section 3.2(b) above, upon the conversion of any Convertible Notes and upon receipt by the Company or its attorney of a facsimile or original of Holder's signed Notice of Conversion, Company shall instruct Company's transfer agent to issue Stock Certificates in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable.

(d) Conversion Rate. Subject to the time limitations set forth in Section 3.1(b), Holder is entitled to convert this Convertible Note, plus accrued interest, into Common Stock of the Company at 50% of the averaged ten closing prices for the Company's Common Stock for the ten (10) trading days immediately preceding the Conversion Date but in no event less than $0.001 (the "Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share. The Company acknowledges that the Conversion Price shall not be affected by any reverse split of its Common Stock.

For the avoidance of doubt and by way of an example, in the event the Company effectuates a 10:1 reverse split, for purposes of calculation of the Conversion Price, the average closing price of the Company’s Common Stock shall be based upon the pre-split amount so that if the average trading price following a 10:1 reverse split were $1.20 then in that event for purposes of determining the Conversion Price the average trading price would be divided by the reverse split ratio $1.20/10 = $0.12 à $0.12 x .50 = a Conversion Price of $0.06.

The $0.001 Conversion Price floor shall not be adjusted in the event of a reverse split.

(e) Nothing contained in this Convertible Note shall be deemed to establish or require the payment of interest or penalties to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

(f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue certificates for the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Convertible Notes that are to be converted in part, the Company shall issue to the Holder new Convertible Notes representing the unconverted amount, if so requested by Holder.

(g) Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Common Stock; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (i) with respect to any secondary transfer of the Convertible Note or the Common Stock issuable upon exercise hereof or (ii) as a result of the issuance of the Common Stock to any person other than the Holder, and the Company shall not be required to issue or deliver any certificate for any Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

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(h) Conversion Default. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Convertible Notes (a "Conversion Default"), the Company shall promptly issue so many of its authorized shares as are then available, and then use its best efforts to take such action as may be required to increase the authorized shares of the Company in order to provide for the issuance of all required shares upon Conversion.

Section 3.3. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required to permit the conversion of this Convertible Note. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

Section 3.4. Restrictions on Transfer. This Convertible Note has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Convertible Note and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act. In the event the Company shall file a registration statement with the Securities and Exchange Commission, on any form other than a Form S-8, then the Company shall register the shares issuable upon conversion of this Convertible Note, as well as any other shares requested to be registered by the Holder.

Section 3.5. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Convertible Note to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Convertible Note might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3.

Article 4. Mergers

The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, without the prior written consent of the Holder of this outstanding Note, which consent may be withheld in Holder's sole and absolute discretion. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

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Article 5. Reports

The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 6. Defaults and Remedies

Section 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Note upon first written demand or when the same becomes due and payable, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of five (5) business days after its due date, (c) the Company fails to make any payment of principal or interest that is incurred and is due and owing to Holder under this Note or any other agreement between Company and Holder, (d) any of the Company's representations or warranties contained in this Note were false when made or the Company fails to comply with any of its other agreements in this Note and such failure continues for the period and after the notice specified below, (e) a judgment is issued or entered against the Company in excess of $50,000 that remains unsatisfied for thirty (30) days, (f) the Company substantially discontinues its current business operations, (g) the Company shall violate or breach any of the covenants contained in this Note, (h) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary petition under Bankruptcy Law; (ii) consents to the entry of an order for relief against it in an involuntary bankruptcy petition; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary bankruptcy petition; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the remaining principal amount of this Note, together with all accrued interest, to be due and payable. Upon such notice by the Holder, the remaining principal amount and interest shall be due and payable immediately.

Section 6.3. Covenants. The Company hereby agrees to comply with each of the following covenants, the breach or violation of which shall be deemed an Event of Default hereunder. Without the prior written consent of Holder:

a.	The Company shall not authorize or issue any shares of preferred stock, or any other series of Common Stock;

b.	The Company will not permit any split or combination of the common stock of the Company;

c.	The Company shall not pay any dividends on its Common Stock, as long as this Promissory Note is not repaid in full (principal and interest);

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d.	The Company shall not increase the compensation paid or payable to any of its officers or directors by more than five percent (5%) in any one calendar year;

e.	The Company shall at all times comply in all respects with the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and shall take such action as is required from time to time to continue and maintain the eligibility of the Company's stockholders to transfer securities without registration under the exemption provided by Rule 144 promulgated under the Act.

f.	The Company shall not use any of the proceeds of the issuance of the Notes to pay any accrued salaries or past due accounts, payables or debts, without the prior written consent of the Holders of a majority of the Notes.

g.	The Company shall not issue any shares of its common stock which are registered on a registration statement on Form S-8 (a “Form S-8”) without the written consent of the Holder, except if each and every of the following conditions are met:

1.	The shares are issued as compensation for bona fide consulting services, pursuant to a written consulting agreement containing each and every understanding and term of the agreement between the consultant and the Company, and such shares are lawfully issuable under the rules and regulations relating to the use of Form S-8;

2.	The Company has provided to its securities counsel copies of all agreements with the consultant and each and every recipient of shares that have been registered on the Form S-8, has fully explained to such counsel in writing all of the services to be provided by such consultant and any person, entity or business affiliated in any way with such consultant, and the Company has received the written opinion of such counsel that the issuance of shares registered on the Form S-8 to such consultant complies in all respects with applicable securities laws, including, without limitation, those rules and regulations relating to the use of registration statements on Form S-8 and the issuance of shares registered thereon;

3.	The issuance of the shares registered on the Form S-8 will not exceed an amount equal to $25,000 per month, divided by the average closing price of the Company’s common stock for the month prior to such issuance (after giving effect to any split of the Company’s common stock (forward or reverse);

4.	Any person who receives such shares shall agree not to sell more than (i) 1/20th of 20% of the total volume of the Company’s shares traded during the month prior to the issuance of such shares (the “Prior Month’s Volume”) in any single trading day, non-cumulative, or (ii) 20% of the Prior Months Volume in any single thirty day period. For example, if the Prior Month’s Volume is 1,000,000 shares, the daily trading limit would be 10,000 shares, and the monthly trading limit would be 200,000 shares. In the event such person breaches this limitation, it will be an Event of Default under the Note.

Article 7. Record Ownership

Section 7.1. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Notes (the "Register") showing their names and addresses and the serial numbers and principal amounts of Notes issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Note in the Register as the sole owner of this Note. The Holder of this Note is the person exclusively entitled to receive payments of interest on this Note, receive notifications with respect to this Note, and otherwise exercise all of the rights and powers as the absolute owner hereof.

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Section 7.2. Restriction on Transfer. Any proposed transfer of any portion or the whole of this Note is subject to the restrictions against transfer and sale imposed by the Securities Act. Accordingly, in the event the Holder desires to transfer part or the whole of this Note he may do so provided he delivers an opinion of counsel, in form satisfactory to the Counsel for the Company, that states that the proposed transfer is to be accomplished in accordance with the registration requirements of the Securities Act or pursuant to a valid exemption therefrom. In the event such legal opinion is satisfactory, the proposed transfer of any part or the whole of this Note may be registered on the books of the Company maintained for such purpose pursuant to Section 7.1 above (i.e., the Register). Transfers shall be registered when this Note is presented to the Company with a request to register the transfer hereof and the Note is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Note is presented for transfer and duly transferred hereunder, it shall be canceled and a new Note showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Note is presented to the Company with a reasonable request to exchange it for an equal principal amount of Notes of other denominations, the Company shall make such exchange and shall cancel this Note and issue in lieu thereof Notes having a total principal amount equal to this Note in such denominations as agreed to by the Company and Holder.

Section 7.3. Lost Notes. If this Note becomes defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Note in lieu hereof upon its surrender. Where the Holder of this Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue a new Note in place of the original Note if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Note has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Section 7.4. Indemnification for Transfers. In the event the Holder transfers all or any portion of the Note in violation or breach of any material provision of this Note, the Holder hereby assumes liability for, and hereby agrees to pay, protect, defend (at trial and appellate levels and with attorneys, consultants and experts reasonably acceptable to Company), and save Company harmless from and against, and hereby indemnify Company from and against any and all liens, damages, (including, without limitation, punitive or exemplary damages) losses, liabilities, obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements and expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) (collectively "Costs") which may at any time be imposed upon, incurred by or asserted or awarded against Company, and arising and proximately caused directly from or out of the subsequent transfer, conveyance or other disposition of the any warrant, Common Stock or Note of the Company which results in a violation of, or otherwise disqualifies the issuance of the such security from any federal and state exemptions from registration which the Company relied on in issuing the such security.

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Article 8. Intentionally Omitted

Article 9. Notices

Any notice which is required or convenient under the terms of this Note shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Note at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is received shall be the time of the giving of the notice. Additionally, a copy of any notice to Holder of the Note shall also be transmitted to Baratta, Baratta & Aidala LLP, 546 Fifth Avenue, New York, NY 10036 (212) 750-9700 [fax (212) 750-8297] and by email to winkler.zh@gmail.com

Article 10. Time

Where this Note authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Note. A "business day" shall mean a day on which the banks in New York are not required or allowed to be closed.

Article 11. Waivers

The holders of the Notes may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal or conversion into Common Stock.

Article 12. Rules of Construction

In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof. Wherever, in this Note, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Note.

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Article 13. Governing Law

The validity, terms, performance and enforcement of this Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York applicable to agreements that are negotiated, executed, delivered and performed solely in the State of New York. The prevailing party in any dispute arising hereunder shall be entitled to recover all of its reasonable attorney's fees and costs of defense, prosecution or litigation.

Article 14. Litigation

(a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the state or federal courts of the State of New York. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the State of New York, for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

(b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

(c) Submission To Jurisdiction. Any legal action or proceeding in connection with this Note or the performance hereof must be brought in the federal courts located in the State of New York and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

Article 15. Counterparts and Electronic Signature

This Note may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto; provided, that a facsimile or electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

Article 16. Headings

The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

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Article 17. Severability

If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. To the extent a provision of this Note shall be determined to by unenforceable, said provision shall be interpreted to the fullest extent permitted by applicable law in that jurisdiction.

The within Note cannot be changed, modified or altered, unless in writing, signed by the parties hereto.

IN WITNESS WHEREOF, the Company has duly executed this Note as of the date first written above.

KIWIBOX.COM, INC.

By:
Andre Scholz, President and CEO

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Exhibit A

Schedule of Advances

DATE OF LOAN/PAYMENT	PRINCIPAL AMOUNT	ACCRUED INTEREST	TOTAL/BALANCE

IN WITNESS WHEREOF, KIWIBOX.COM, INC.. duly acknowledges the amounts so stated on this Schedule of Advances as due and owing to ________________________________________., or its assignee as of August 1, 2012 and further acknowledges that interest in accordance with the terms of the Note and any amendments thereto continue to accrue.

KIWIBOX.COM, INC.

August 1, 2012	By:
Andre Scholz, President and CEO

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EXHIBIT B

NOTICE OF CONVERSION

(To be Executed by the Registered Holder upon Conversion)

The undersigned hereby irrevocably elects, as of ___________, 20___ to convert $__________ of the CLASS AA SENIOR SECURED CONVERTIBLE REVOLVING PROMISSORY NOTE into Shares of Common Stock (the "Shares") of KIWIBOX.COM, INC., a Delaware corporation (the "Company").

Date of Conversion:

Applicable Conversion Price:

Number of Shares Issuable upon this conversion:

Signature:
[Name]

Address:

Phone	Fax	Email

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Exhibit C

Assignment of Promissory Note

The undersigned hereby sell(s) and assign(s) and transfer(s) unto:
(Name of Assignee)

(Address of Assignee)

(Address and SSN or
EIN of assignee)

____________________ Dollars (US$ ______________) (principal amount of Promissory Note, $__________ or integral multiples of $________) of principal amount of this Promissory Note together with all accrued and unpaid interest hereon.

Date	(Signature must conform in all respects to name of Holder shown of face of Promissory Note)

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